Exhibit 99.1

FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Elyse Lorenzato (724) 741 - 8525

MSA Announces Second Quarter Results
Strong revenue growth and U.S. Tax Reform drive GAAP earnings growth of 165 percent and adjusted earnings growth of 25 percent

PITTSBURGH, July 25, 2018 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the second quarter of 2018.
Quarterly Highlights

•
Revenue was $339 million, increasing 18 percent from a year ago on a reported basis and 16 percent on a constant currency basis. Excluding the acquisition of Globe, organic revenue was up 5 percent on a constant currency basis.

•
GAAP operating income increased 247 percent to $47 million or 13.8 percent of sales, compared to $13 million or 4.7 percent of sales(1) in the same period a year ago. Adjusted operating income increased 19 percent to $58 million or 17.1 percent of sales, compared to $49 million or 16.8 percent of sales in the same period a year ago.

•
GAAP earnings increased 165 percent to $33 million or $0.85 per diluted share, compared to $13 million or $0.32 per diluted share(1) in the same period a year ago. Adjusted earnings increased 25 percent to $41 million or $1.07 per diluted share, compared to $33 million or $0.85 per diluted share in the same period a year ago.

•	Free cash flow exceeded 100 percent of net income, driven by a 240 basis point reduction in working capital as a percent of sales compared to the first quarter of 2018.

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•
The company reached a settlement on the disputed portion of its insurance receivable. The settlement ensures collection of the portion of the insurance receivable that was previously subject to litigation. Payment is expected to be received in the third quarter of 2018.

Comments from Management

“Our second quarter results reflect strong execution of the Growth-in-Focus initiative we highlighted at our New York City investor day conference back in March,” said Nish Vartanian, MSA President and CEO. "Despite incurring $3 million of quarter-specific unfavorable expenses, healthy conditions across our key end markets - coupled with our previous investments in R&D and strategic acquisitions - drove 18 percent revenue growth and 25 percent adjusted earnings growth in the quarter,” he said. Mr. Vartanian noted that the company is entering the third quarter with a backlog pipeline that is trending substantially higher than this time a year ago, reflecting increased levels of demand across its core product areas.

”Beyond the strong operating performance in the quarter, the successful resolution of litigation with a major insurance carrier is a significant milestone for us,” Mr. Vartanian said. “Through this settlement, we secured collection of a significant portion of the insurance receivable, resolving coverage litigation that has been ongoing for nearly a decade.” Mr. Vartanian added that the settlement represents a major step in a multi-year effort to collect insurance monies owed to the company.

"Our Growth-in-Focus initiative is based on achieving market leadership positions in our core product areas and market segments, while driving profitable growth and cash flow for our shareholders. The sustained momentum in our incoming order book, double-digit earnings growth and meaningful improvements in free cash flow were encouraging to see in the quarter. In the

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second half of 2018, we will continue to make focused investments to capitalize on this strong growth cycle, while diligently managing our administrative costs to drive operating leverage," Mr. Vartanian concluded.

(1) GAAP operating income growth of 247 percent and GAAP earnings growth of 165 percent is impacted by a $29.6 million charge taken in Q2 2017 related to product liability settlements reached in August 2017 and estimated indemnity for all other asserted cumulative trauma product liability claims.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net sales	$339,331	$288,775	$665,225	$554,540
Cost of products sold	185,495	155,812	364,050	301,855
Gross profit	153,836	132,963	301,175	252,685

Selling, general and administrative	81,962	74,104	162,213	150,890
Research and development	13,909	11,933	26,456	22,931
Restructuring charges	2,335	967	7,609	13,706
Currency exchange losses, net	815	2,851	2,823	3,431
Other operating expense	8,018	29,610	10,842	29,610
Operating income	46,797	13,498	91,232	32,117

Interest expense	5,181	3,014	9,962	6,605
Other income, net	(1,701)	(1,228)	(4,041)	(2,686)
Total other expense, net	3,480	1,786	5,921	3,919

Income before income taxes	43,317	11,712	85,311	28,198
Provision (benefit) for income taxes	9,896	(902)	19,401	894
Net income	33,421	12,614	65,910	27,304
Net income attributable to noncontrolling interests	(242)	(82)	(360)	(359)
Net income attributable to MSA Safety Incorporated	$33,179	$12,532	65,550	26,945

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic	$0.86	$0.33	$1.71	$0.71
Diluted	$0.85	$0.32	$1.69	$0.70

Basic shares outstanding	38,327	38,065	38,272	37,914
Diluted shares outstanding	38,903	38,780	38,841	38,685

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	June 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$116,650	$134,244
Trade receivables, net	239,406	244,198
Inventories	177,256	153,739
Notes receivable, insurance companies	3,494	17,333
Other current assets	72,705	72,783
Total current assets	609,511	622,297

Property, net	148,780	157,014
Prepaid pension cost	88,237	83,060
Goodwill	418,384	422,185
Notes receivable, insurance companies, noncurrent	60,340	59,567
Insurance receivable, noncurrent	115,143	123,089
Other noncurrent assets	210,164	217,614
Total assets	$1,650,559	$1,684,826

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$26,895	$26,680
Accounts payable	76,331	87,061
Other current liabilities	180,046	175,538
Total current liabilities	283,272	289,279

Long-term debt, net	403,712	447,832
Pensions and other employee benefits	167,906	170,773
Deferred tax liabilities	8,589	9,341
Other noncurrent liabilities	148,010	165,023
Total shareholders' equity	639,070	602,578
Total liabilities and shareholders' equity	$1,650,559	$1,684,826

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income	$33,421	$12,614	$65,910	$27,304
Depreciation and amortization	9,536	8,984	19,207	17,736
Change in working capital and other operating	5,072	28,294	(19,735)	101,242
Cash flow from operating activities	48,029	49,892	65,382	146,282

Capital expenditures	(5,571)	(4,685)	(8,812)	(6,127)
Property disposals	3,001	512	3,059	677
Cash flow used in investing activities	(2,570)	(4,173)	(5,753)	(5,450)

Change in debt	(32,884)	(28,203)	(42,285)	(124,640)
Cash dividends paid	(14,591)	(13,369)	(27,981)	(25,824)
Other financing	2,563	5,099	738	7,555
Cash flow used in financing activities	(44,912)	(36,473)	(69,528)	(142,909)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9,493)	1,702	(8,130)	3,327

(Decrease) / Increase in cash, cash equivalents and restricted cash	(8,946)	10,948	(18,029)	1,250

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands)

	Americas	International	Corporate	Consolidated
Three Months Ended June 30, 2018
Sales to external customers	$215,339	$123,992	$—	$339,331
Operating income				46,797
Operating margin %				13.8%
Restructuring charges				2,335
Currency exchange losses, net				815
Other operating expense				8,018
Strategic transaction costs				58
Adjusted operating income (loss)	49,838	15,853	(7,668)	$58,023
Adjusted operating margin %	23.1%	12.8%		17.1%

Three Months Ended June 30, 2017
Sales to external customers	$174,960	$113,815	$—	$288,775
Operating income				13,498
Operating margin %				4.7%
Restructuring charges				967
Currency exchange losses, net				2,851
Other operating expense				29,610
Strategic transaction costs				1,642
Adjusted operating income (loss)	43,573	12,122	(7,127)	$48,568
Adjusted operating margin %	24.9%	10.7%		16.8%

	Americas	International	Corporate	Consolidated
Six Months Ended June 30, 2018
Sales to external customers	$424,468	$240,757	—	$665,225
Operating income				91,232
Operating margin %				13.7%
Restructuring charges				7,609
Currency exchange losses, net				2,823
Other operating expense				10,842
Strategic transaction costs				152
Adjusted operating income (loss)	99,924	28,631	(15,897)	$112,658
Adjusted operating margin %	23.5%	11.9%		16.9%

Six Months Ended June 30, 2017
Sales to external customers	$341,528	$213,012	—	$554,540
Operating income				32,117
Operating margin %				5.8%
Restructuring charges				13,706
Currency exchange losses, net				3,431
Other operating expense				29,610
Strategic transaction costs				2,979
Adjusted operating income (loss)	79,724	19,918	(17,799)	$81,843
Adjusted operating margin %	23.3%	9.4%		14.8%

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The Americas segment is comprised of our operations in the U.S., Canada and Latin America. The International segment is comprised of our operations in all other parts of the world including Europe, Africa, the Middle East, India, China, South East Asia and Australia. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

Adjusted operating income (loss) and adjusted operating margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss) and adjusted operating margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, other operating expense and strategic transaction costs. Adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted operating income (loss) and adjusted operating margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss) and adjusted operating margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended June 30, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(a)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	7%	232%	10%	12%	6%	2%	20%	3%	18%
Plus: Currency translation effects	(2)%	(4)%	2%	(1)%	(3)%	(2)%	(1)%	(1)%	(2)%
Constant currency sales change	5%	228%	12%	11%	3%	—%	19%	2%	16%
Less: Acquisitions	—%	229%	—%	—%	—%	—%	13%	—%	11%
Organic constant currency change	5%	(1)%	12%	11%	3%	—%	6%	2%	5%

	Six Months Ended June 30, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(a)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	8%	220%	12%	14%	12%	9%	24%	1%	20%
Plus: Currency translation effects	(3)%	(8)%	—%	(2)%	(4)%	(3)%	(3)%	(3)%	(3)%
Constant currency sales change	5%	212%	12%	12%	8%	6%	21%	(2)%	17%
Less: Acquisitions	—%	213%	—%	—%	—%	—%	13%	—%	11%
Organic constant currency change	5%	(1)%	12%	12%	8%	6%	8%	(2)%	6%

(a) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results. There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended June 30, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(a)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	3%	566%	10%	10%	8%	6%	28%	(7)%	23%
Plus: Currency translation effects	—%	2%	4%	2%	—%	—%	2%	2%	1%
Constant currency sales change	3%	568%	14%	12%	8%	6%	30%	(5)%	24%
Less: Acquisitions	—%	566%	—%	—%	—%	—%	22%	—%	18%
Organic constant currency change	3%	2%	14%	12%	8%	6%	8%	(5)%	6%

	Six Months Ended June 30, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(a)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	2%	516%	11%	13%	12%	15%	29%	(6)%	24%
Plus: Currency translation effects	—%	1%	2%	1%	—%	(1)%	1%	1%	1%
Constant currency sales change	2%	517%	13%	14%	12%	14%	30%	(5)%	25%
Less: Acquisitions	—%	519%	—%	—%	—%	—%	21%	—%	18%
Organic constant currency change	2%	(2)%	13%	14%	12%	14%	9%	(5)%	7%

(a) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results. There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended June 30, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(a)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	14%	6%	9%	15%	3%	(3)%	8%	15%	9%
Plus: Currency translation effects	(6)%	(6)%	(4)%	(6)%	(5)%	(4)%	(6)%	(4)%	(5)%
Constant currency sales change	8%	—%	5%	9%	(2)%	(7)%	2%	11%	4%
Less: Acquisitions	—%	3%	—%	—%	—%	—%	—%	—%	—%
Organic constant currency change	8%	(3)%	5%	9%	(2)%	(7)%	2%	11%	4%

	Six Months Ended June 30, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(a)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	21%	12%	12%	16%	13%	3%	14%	10%	13%
Plus: Currency translation effects	(10)%	(10)%	(6)%	(9)%	(8)%	(7)%	(9)%	(8)%	(8)%
Constant currency sales change	11%	2%	6%	7%	5%	(4)%	5%	2%	5%
Less: Acquisitions	—%	2%	—%	—%	—%	—%	—%	—%	—%
Organic constant currency change	11%	—%	6%	7%	5%	(4)%	5%	2%	5%

(a) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results. There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended June 30, 2018
	Consolidated	Americas	International
Firefighter Helmets and Protective Apparel(a)	228%	568%	—%
Industrial Head Protection	12%	14%	5%
Portable Gas Detection	11%	12%	9%
Breathing Apparatus	5%	3%	8%
Fixed Gas and Flame Detection	3%	8%	(2)%
Fall Protection	—%	6%	(7)%
Core Sales	19%	30%	2%
Core excluding Acquisitions	6%	8%	2%

Non-Core Sales	2%	(5)%	11%

Net Sales	16%	24%	4%
Net Sales excluding Acquisitions	5%	6%	4%

	Six Months Ended June 30, 2018
	Consolidated	Americas	International
Firefighter Helmets and Protective Apparel(a)	212%	517%	2%
Industrial Head Protection	12%	13%	6%
Portable Gas Detection	12%	14%	7%
Breathing Apparatus	5%	2%	11%
Fixed Gas and Flame Detection	8%	12%	5%
Fall Protection	6%	14%	(4)%
Core Sales	21%	30%	5%
Core excluding Acquisitions	8%	9%	5%

Non-Core Sales	(2)%	(5)%	2%

Net Sales	17%	25%	5%
Net Sales excluding Acquisitions	6%	7%	5%

(a) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change

Net income attributable to MSA Safety Incorporated	$33,179	$12,532	165%	$65,550	$26,945	143%
Tax benefit associated with ASU 2016-09: Improvements to employee share-based payment accounting	(962)	(4,030)		(1,875)	(6,812)
Subtotal	32,217	8,502	279%	63,675	20,133	216%

Restructuring charges	2,335	967		7,609	13,706
Currency exchange losses, net	815	2,851		2,823	3,431
Other operating expense	8,018	29,610		10,842	29,610
Strategic transaction costs	58	1,642		152	2,979
Asset related losses and other, net	1,131	180		1,148	244
Income tax expense on adjustments	(3,102)	(10,681)		(5,621)	(14,769)
Adjusted earnings	$41,472	$33,071	25%	$80,628	$55,334	46%

Adjusted earnings per diluted share	$1.07	$0.85	26%	$2.08	$1.43	45%

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Free Cash Flow (Unaudited)
(In thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Cash flow from operating activities	$48,029	$49,892	$65,382	$146,282
Capital expenditures	(5,571)	(4,685)	(8,812)	(6,127)

Free cash flow	$42,458	$45,207	$56,570	$140,155

Net income attributable to MSA Safety Incorporated	$33,179	$12,532	$65,550	$26,945

Free cash flow conversion	128%	361%	86%	520%

Management believes that free cash flow is a meaningful measure for investors. Management reviews cash from operations after deducting capital expenditures because these expenditures are necessary to promote growth of MSA’s business and are likely to produce cash from operations in future periods. It is important to note that free cash flow does not reflect the residual cash balance of the company for discretionary spending since other items, including debt and dividend payments, are deducted from free cash flow before arriving at the company’s ending cash balance. Management defines free cash flow conversion as free cash flow divided by net income attributable to MSA. There can be no assurances that MSA's definition of free cash flow is consistent with that of other companies. As such, management believes that it is appropriate to consider cash from operating activities determined on a GAAP basis as well as free cash flow.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2017 revenues of $1.2 billion, MSA employs approximately 4,700 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 22, 2018. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors. MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This earnings release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, organic constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted earnings, adjusted earnings per diluted share and free cash flow. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
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